                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 12, 1998, on our audits of the consolidated financial statements of Stone & Webster, Incorporated as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997.

      We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data".


                                              /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
June 29, 1998